Exhibit 16(16)
The Coventry Group
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a Trustee of The Coventry Group, a Massachusetts Business Trust (the “Trust”), does hereby constitute and appoint Michael V. Wible his or her true and lawful attorney and agent, with the power and authority to sign on behalf of the Trust and the undersigned, the name of the undersigned as Trustee of the Trust to the combined Prospectus and Proxy Statement filed with the Securities and Exchange Commission on or about January 19, 2007 on Form N-14 regarding the proposed Special Meeting of the Shareholders of the 1st Source Monogram Diversified Equity Fund, or to any amendment thereto, and to any instrument or document filed as part of, as an exhibit to, or in connection with any such combined Prospectus and Proxy Statement.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 16, 2007.

/s/ Dianne E. Armstrong	/s/ Michael M. Van Buskirk

Diane E. Armstrong	Michael M. Van Buskirk

/s/ Walter B. Grimm	/s/ James H. Woodward

Walter B. Grimm	James H. Woodward

/s/ Maurice G. Stark Maurice G. Stark